Exhibit 3(ii)
B Y — L A W S
O F
STERLING BANCORP
Incorporated under the laws of the
State of New York
As Amended through
November 15, 2007

Exhibit 3(ii)
B Y — L A W S
OF
STERLING BANCORP
(Incorporated under the laws of State of New York)
ARTICLE I.
OFFICES
     Section 1. OFFICES. The principal office of the Corporation shall be in the Borough of Manhattan, City, County and State of New York. The Corporation may have offices and places of business at such other places within or without the State of New York as may be determined by the Board of Directors or the business of the Corporation may require.
ARTICLE II.
SHAREHOLDERS
     Section 1. PLACES OF MEETINGS. All meetings of the shareholders may be held at such time and place within or without the State of New York as shall be stated in the notice of meeting or in a duly executed waiver of notice thereof.
     Section 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held on the third Thursday of April in each year, or on such other day as may be determined by the Board of Directors, at an hour and place to be stated in the notice, for the election of directors and the transaction of such other business as may properly come before the meeting.

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     Section 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, or by the certificate of incorporation, may be called by the Chairman of the Board or the Chairman of the Executive Committee, if there by any, or the President, and shall be called by the Chairman or the Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purposes of the proposed meeting. The business transacted at all special meetings shall be confined to the objects stated in the call.
     Section 4. NOTICES. Written notice of annual and special meetings of shareholders, stating the place, date and hour, shall be given personally or by mail not less than ten days nor more than fifty days before such a meeting to each shareholder entitled to vote thereat. Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling the meeting and shall also state the purpose or purposes for which the meeting is called. If mailed, such notices are given when deposited in the United States mail, postage prepaid, directed to the shareholder at such address as appears on the books or records of the Corporation or on the books or records of its agents, or in a written request filed with the Secretary of the Corporation or on the books or records of its agents, or in a written request filed with the Secretary of the Corporation by any shareholder that notices intended for him be

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mailed to some other address, in which case, such notice shall be mailed to the address designated in such request.
     Section 5. RECORD DATE. The Board of Directors may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to express consent to or dissent from any proposal without a meeting or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.
     Section 6. WAIVERS OF NOTICE. Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting, the lack of notice of such meeting, shall constitute a waiver of notice by him.
     Section 7. QUORUM. Except as otherwise prescribed by statute or the certificate of incorporation, the holders of a majority of the shares issued and outstanding and entitled to vote thereat present in person or represented by proxy, shall be requisite to and shall constitute a quorum for the transaction of business at all meetings of the shareholders. If, however, such

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majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.
     Section 8. ACTION BY WRITTEN CONSENT OF SHAREHOLDERS. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.
ARTICLE III.
DIRECTORS
     Section 1. NUMBER, QUALIFICATION AND TERM. The property and business of the Corporation shall be managed by its Board of Directors, consisting of such number of directors, not less than three, as may from time to time be fixed by resolution adopted by a majority of the entire Board. Directors need not be shareholders. All directors shall be elected for a term expiring at the next annual meeting of shareholders. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified.
     Section 2. VACANCIES. Vacancies occurring in the

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membership of the Board of Directors from whatever cause arising (including an increase in the number of directors) may be filled for the unexpired term or terms by a majority vote of the directors then in office although less than a quorum exists, or by the shareholders at any special meeting of the shareholders.
     Section 3. REMOVAL OF DIRECTORS. Any one or more or all of the directors may be removed for cause by vote of the shareholders of the Corporation and thereupon the term of office of such director or directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors to be filled as provided in these By-Laws except as may otherwise be prescribed by law.
     Section 4. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such places and times as may be fixed from time to time by resolution of the Board and a regular meeting shall be held each year after the adjournment of the annual meeting of the shareholders on the same day and at the same place.
     Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board and shall be called by the Chairman on the written request of one-third of the total number of directors then in office, by oral, telegraphic or written notice, given to each director not less than twenty-four hours before such meeting. Notice of a special meeting need not be given to any director who

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submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.
     Section 6. PLACE OF MEETING. The directors may hold their meetings, have one or more offices, and keep the books of the Corporation (except as may be required by law) at any place, either within or without the State of New York, as they may from time to time determine.

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     Section 7. QUORUM AND VOTE. At all meetings of the Board of Directors the presence of one-third of the entire Board, unless otherwise provided by law, shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. The vote of a majority of the directors present at the time of the vote, if a quorum if present at such time, shall be the act of the Board of Directors, except as may be otherwise provided by statute or the By-Laws. Any one or more members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
     Section 8. QUORUM MAY INCLUDE COMMON OR INTERESTED DIRECTORS. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or Committee which authorizes the contract or transaction concerning such common or interested directors.
     Section 9. EXECUTIVE, AUDIT, COMPENSATION AND OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board, may elect from among its members an

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Executive Committee comprised of a majority of non-management directors and shall elect a standing Audit Committee and a standing Compensation Committee both of which shall be comprised entirely of non-management directors, and may elect other committees. Committees shall each consist of three or more members and each committee shall (i) serve at the pleasure of the Board, (ii) have the power and authority of the Board to the extent provided in these By-Laws or by resolution of the Board, and (iii) keep minutes of its meetings and report the same to the Board. The Board of Directors shall fill vacancies in any committee and may designate one or more directors as alternate members of any committee who may take the place of any absent member or members at any meeting thereof.
     The Executive Committee shall possess and exercise all the powers of the Board of Directors in the management and direction of the business and affairs of the Corporation, except as otherwise specifically provided in the Certificate of Incorporation and in these By-Laws, provided that all action of the Executive Committee shall be reported to the Board of Directors for ratification and approval at its meeting next succeeding such action and shall be subject to revision or alteration thereby; however, no rights or acts of third parties shall be affected by such revision or alteration by the Board of Directors. The Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors, but the presence of a majority of the members or their

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alternates, but in no case less than three, shall be necessary to constitute a quorum. The affirmative vote of a majority of the members or their alternates, but in no case less than 3, shall be necessary for the adoption of any resolution by the Executive Committee. Neither the Executive Committee nor any other committee shall have the authority as to any of the following matters:
     (a) the submission to shareholders of any action as to which shareholders’ authorization is required by law;
     (b) the filling of vacancies in the Board of Directors or on any committee;
     (c) the fixing of compensation of any directors for serving on the Board or on any committee;
     (d) Any one or more members of any committee of the Board may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting the amendment or repeal of these By-Laws or the adoption of new By-Laws;
     (e) the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.
     Section 10. HONORARY DIRECTORS. The Board of Directors, by vote of the majority of the directors then in office, may elect as an honorary director any former member of the Board of Directors other than a director removed by vote of the shareholders pursuant to Section 3 of this Article.
     Such honorary directors shall be entitled to receive notices

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of all meetings of the Board of Directors, but the failure to send such notice to an honorary director, or to obtain his waiver of notice, shall in no way invalidate any meeting of the Board of Directors, or affect any action taken by the Board of Directors at such a meeting. Honorary directors present at any meeting of the Board of Directors shall be entitled to participate in the discussion of all matters presented at the meeting, but shall not be counted for the purpose of constituting a quorum, nor shall such honorary director be entitled to vote at such meeting. Honorary directors may receive such honorarium, reimbursement of expenses or other compensation as the Corporation, in its discretion acting through the Chairman of the Board, the President or the Treasurer, may determine.
     An honorary director shall not be classified with respect to his term of office, but shall continue as honorary director at the pleasure of the Board or until his resignation in writing is submitted to the Board. Any honorary director may be removed with or without cause by a majority of the directors then in office, or by action of the shareholders, pursuant to Section 3 of this Article. An honorary director shall have no power to bind the Corporation, or to manage its property and business, but shall have only such power with respect thereto as may be granted to such honorary director by a specific resolution of the Board of Directors.
     Section 11. COMPENSATION OF DIRECTORS. Directors of the Corporation who do not otherwise receive compensation as officers or

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employees of the Corporation or of any of its subsidiaries, shall each in consideration for serving as a director or as a member of a duly constituted committee of the Board of Directors be entitled to receive from the Corporation such amount per annum or such fees for attendance at the directors’ meetings, or committee meetings or both, as the Board of Directors may from time to time determine, together with reimbursement for reasonable travel expenses incurred in connection with the performance of his/her duties. In addition thereto, directors not otherwise receiving salaries as officers or employees of the Corporation or of any of its subsidiaries, may receive such honorarium, reimbursement of expenses or such compensation for services to the Corporation as members of one or more committees authorized by the Board of Directors or for services to the Corporation beyond the ordinary scope of their duties as directors, as shall be determined by the Board of Directors. Such additional compensation, honorarium, or reimbursement of expenses shall be determined by members of the Board not entitled to participate in the honorarium, reimbursement of expenses or compensation authorized by this By-Law and such determination shall be final.
     Section 12. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or of such committee consent, in writing, to the adoption of a resolution authorizing the action. The resolution and the written consents

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thereto by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or committee.
     Section 13. ADVANCE NOTICE OF SHAREHOLDER PROPOSALS. At any annual meeting of shareholders, proposals and persons nominated for election as directors by shareholders shall be considered only if (1) advance written notice thereof has been timely given as provided herein and (2) such proposals or nominations are otherwise proper for consideration under applicable law and the certificate of incorporation and by-laws of the Corporation. At any special meeting of shareholders only such business may be transacted as is set forth in the notice of the meeting referred to in Article II Section 4 of these By-laws.
     Written notice of any proposal to be presented by any shareholder or of the name of any person to be nominated by any shareholder for election as a director of the Corporation shall be delivered to the Secretary of the Corporation at its principal executive office not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 70 days in advance of the annual meeting if the Corporation shall have previously disclosed, in these by-laws or otherwise, that the annual meeting in each year is to be held on a

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determinable date, unless the Board determines to hold the meeting on a different date.
     Any shareholder who gives such notice of a proposal will deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why the shareholder favors the proposal and setting forth the shareholder=s name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by the shareholder and any material interest of the shareholder in the proposal (other than as a shareholder). Any shareholder desiring to nominate any person for election as a director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), the person=s signed consent to serve as a director of the Corporation if elected, the shareholder=s name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by the shareholder. As used herein, shares Abeneficially owned@ shall mean all shares as to which such

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person, together with such person=s affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person=s affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions).
     The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether notice of any shareholder proposal or nomination has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.
ARTICLE IV.
OFFICERS
     Section 1. TITLES AND ELECTION. The officers of the Corporation, who shall be elected or appointed by the Board of Directors, shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors from time to time may elect or appoint such other officers, assistant officers, agents and employees as it shall deem necessary, and may define their powers and duties. The Chairman from time to time may appoint assistant officers and such agents and employees as he may deem

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proper. One person may hold any two or more offices except those of President and Secretary. The officers need not be directors.
     Section 2. TERMS OF OFFICE. The officers shall hold office at the pleasure of the Board of Directors.
     Section 3. REMOVAL. REMOVAL OF DIRECTORS. Any officer may be removed, either with or without cause, at any time, by the Board of Directors.
     Section 4. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Corporation. The Chairman of the Board shall exercise general policy direction and broad review of the affairs of the Corporation and the performance of its officers. He shall preside at the meetings of the shareholders and of the Board of Directors and shall be Chairman of the Executive Committee and of all other committees of the Board of Directors not required by these By-Laws to be comprised solely of non- management directors. He shall have power to make contracts for the Corporation.
     Section 5. POWERS AND DUTIES OF THE PRESIDENT. The President, in the absence of the Chairman of the Board, shall preside at all meetings of stockholders and directors, and shall perform all such other duties as are incident to this office or are properly required of him by the By-Laws or the Chairman of the Board of Directors.
     The President may, from time to time delegate to other

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officers, assistant officers, agents and employees of the Corporation any of the powers and duties conferred upon him or pertaining to his office.
     Section 6. POWERS AND DUTIES OF THE VICE PRESIDENTS. The Vice Presidents may be designated by the Board of Directors with one or more titles denoting seniority or in any other order determined by the Board, in the absence or disability of the President, shall perform the duties and exercise the powers of the President. All of the Vice Presidents shall perform such duties as may be prescribed by the Board of Directors, and subject thereto, by the Chairman.
     Section 7. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and act as Secretary thereof, and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee of the Board when required. He shall cause notice which is required to be given of all meetings of shareholders and directors and shall perform such other duties as pertain to his office. He shall keep in safe custody the seal of the Corporation and affix it, when required, to any instrument.
     Section 8. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall have the custody of all the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in

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books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman or the President and directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.
     Section 9. POWERS AND DUTIES OF OTHER OFFICERS. All other officers and assistant officers shall have such duties and exercises such powers as generally pertain to their respective offices as well as such duties and powers as from time to time may be prescribed by the Chairman or the President or the Board of Directors. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.
     Section 10. COMPENSATION. Salaries of officers elected by the Board shall be fixed or approved by the Board of Directors. The compensation of all other officers, divisional officers, assistant officers, agents and employees shall either be so fixed or shall be fixed by the Chairman or President or other officers duly authorized to fix such salaries.

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ARTICLE V.
SHARES AND TRANSFER OF SHARES
     Section 1. FORM OF SHARES. The shares of the Corporation shall be represented by certificates, except to the extent that the Board of Directors has provided for uncertificated shares in accordance with Section 3 of this Article. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.
     Section 2. SHARE CERTIFICATES. Certificates representing shares of the Corporation shall be in such form as the Board of Directors from time to time may prescribe. Each certificate shall be signed by the Chairman of the Board or President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation or a facsimile thereof. The signatures of officers upon a certificate may be facsimiles as permitted by law. If the Corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and the designation, relative rights, preferences and limitations of each series of any class of preferred shares authorized to be issued in series so far as the same have been fixed and the authority of the Board of Directors to

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designate and fix the relative rights, preferences and limitations of other series. Each certificate representing shares of the Corporation shall state upon the face thereof (1) that the Corporation is formed under the laws of the State of New York; (2) the name of the person or persons to whom issued; and (3) the number and class of shares, and the designation of the series, if any, which such certificate represents.
     Section 3. UNCERTIFICATED SHARES. The Board of Directors may provide by resolution that some or all of any or all classes and series of the Corporation’s shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Within a reasonable time after the issuance, or within two business days after a transfer, of uncertificated shares, the Corporation shall send a written notice to the registered owner of such shares and to any other party required by law to receive such notice. Each such notice shall be signed by or on behalf of the Corporation and shall state (1) that the Corporation is formed under the laws of the State of New York; (2) the name of the person or persons to whom issued; (3) the number and class of shares, and the designation of the series, if any, with respect to which such notice was issued; and (4) any other information required by law to be contained therein. If the Corporation is authorized to issue shares of more than one class, each such notice shall contain, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the

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designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and the designation, relative rights, preferences and limitations of each series of any class of preferred shares authorized to be issued in series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.
     Section 4. TRANSFERS OF SHARES. Shares of the Corporation shall be transferable on the record of shareholders upon presentation to the Corporation or a transfer agent of (a) a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, or (b) in the case of uncertificated shares, a transfer request indicating the shares requested to be transferred, with proper endorsement on a separate accompanying document, together, in either case (a) or (b), with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require. Subject to applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe with respect to any class or series of shares of the Corporation such procedures as it may deem appropriate relating to the transfer and registration of transfers of uncertificated shares or shares represented by certificates, or both forms of shares, of such class or series.

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     Section 5. LOST, STOLEN OR DESTROYED SHARE CERTIFICATES. No certificate for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.
ARTICLE VI.
SEAL
     Section 1. CORPORATE SEAL. The seal of the Corporation shall have inscribed thereon the name of the Corporation, and the year and State of its incorporation. Such seal may be altered from time to time at the discretion of the Board of Directors.
ARTICLE VII.
CHECKS, DRAFTS, NOTES, ETC.
     Section 1. EXECUTION. All checks, drafts, notes and other instruments or orders for the payment of money shall be signed by such officer or officers or other person or persons as the Board of Directors from time to time may designate.
ARTICLE VIII.
FISCAL YEAR
     Section 1. FISCAL YEAR. The fiscal year of the Corporation shall begin on January 1st and end on December 31st of each year, unless otherwise provided by the Board of Directors.

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ARTICLE IX.
WAIVER OF NOTICE

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     Section 1. WAIVER OF NOTICE. Whenever under the provisions of any of these By-Laws action is authorized to be taken after notice to the shareholders or to the Board of Directors, or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time, if at any time before or after such action be completed such requirements be waived in writing by every shareholder of this Corporation entitled to such notice or to participate in such action, or by his attorney thereunto authorized, if such action is to be or has been taken by shareholders, or by every director of this Corporation, if such action is to be taken or has been taken by the directors.
ARTICLE X.
INTEREST OF DIRECTORS
     Section 1. INTEREST OF DIRECTORS. No contract or other transaction between this Corporation and one or more of its directors, or between this Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or are financially interested, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board of Directors, or at a Committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purpose, provided, that:

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     (a) the fact of such common directorship, officership or financial interest is disclosed or known to the Board of Directors or Committee, and the Board or Committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote or votes of the interested director or directors;
     (b) such common directorship, officership or financial interest is disclosed or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of the shareholders; or
     (c) the contract or transaction is fair and reasonable as to the Corporation at the time it is approved by the Board of Directors or the shareholders.
ARTICLE XI.
INDEMNIFICATION
     Section 1. OBLIGATION TO INDEMNIFY. The Corporation shall indemnify all Eligible Persons for their Indemnifiable Expenses to the maximum extent permitted by law.
     Section 2. PERSONS ENTITLED TO INDEMNIFICATION. As used in this Article the term “Eligible Person” means any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an action by or in the right of the Corporation to procure a judgment in its favor or an action by or in the right of any other corporation of any type or kind, domestic or foreign, including, but not limited to, any subsidiary of the Corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served

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such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity; provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Any director or officer of any subsidiary of the Corporation shall be presumed to serve at the request of the Corporation.
     Section 3. INDEMNIFIABLE EXPENSES. As used in this Article, “Indemnifiable Expenses” means judgments, fines (including any excise tax deemed a fine pursuant to Section 722 of the Business Corporation Law or any successor provision), amounts paid in settlement (but only if such settlement was made with prior written consent of the Corporation or if such consent was unreasonably refused or withheld for an unreasonably long period after written request thereof) and reasonable expenses, including attorneys’ fees incurred as a result of such pending or threatened action or proceeding (including any appeal therein).
     Section 4. PROCEDURE. (a) In the event that an action or proceeding of the type described in Section 2 of this Article shall be commenced or threatened against any person who may be an Eligible Person, such person may require the Corporation to pay on

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such person’s behalf all expenses reasonably incurred in connection with the investigation and defense thereof, provided that where more than one potentially Eligible Person is involved such person shall cooperate with the Corporation in the selection of counsel so as to minimize the number of separate counsel involved (but nothing shall require any such person to accept counsel not reasonably satisfactory to him or to interfere with his right to separate counsel where conflict of interest considerations so dictate) and provided that the Corporation’s obligations to pay such expenses shall be subject to the receipt of an undertaking by or on behalf of such person to repay to the Corporation the amount paid to any extent it exceeds the indemnification to which such person is ultimately found to be entitled under this by-law or otherwise.
     (b) Promptly after the disposition of any such action or proceeding or threat thereof (whether such disposition is by final judgment, settlement, abandonment or otherwise) and unless the matter of indemnification has been determined as provided in paragraph (a) of Section 723 of the Business Corporation Law (or any successor section), the Corporation shall take as expeditiously as possible appropriate action under paragraph (b) of Section 723 (or any successor section) to authorize indemnification to the extent permitted.

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     Section 5. GENERAL. The rights to indemnification and advancement of expenses granted under this by-law are supplementary to and not in derogation of the rights to indemnification that any person described in Section 2 of this Article may have under Sections 722, 723 and 724 of the Business Corporation Law or any successor provisions or other applicable law.
     Section 6. EFFECT OF REPEAL OR AMENDMENT. Notwithstanding the repeal or amendment if this by-law, the foregoing provisions shall continue to be applicable to and require indemnification of any present or former director or officer, or his legal representative, unless the action or proceeding with respect to which the foregoing provisions are applicable is based on an alleged act or omission occurring after the expiration of thirty days from the receipt by such director or officer of notice of such repeal or amendment.
ARTICLE XII.
AMENDMENT
     Section 1. AMENDMENT OF BY-LAWS. The By-Laws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. The Board of Directors may also amend, repeal or adopt By-Laws, but any By-Law adopted by the Board of Directors may be amended or repealed by shareholders entitled to vote thereon as provided herein. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board, there

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shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the change made.